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                                                                   EXHIBIT 10(b)

1998 Plan Stock Option Agreement for Non-Employee Directors

Stock Option No. 00-000

                            THE LAMSON & SESSIONS CO.

                      Non-Qualified Stock Option Agreement

                  This Non-Qualified Stock Option Agreement (this "Agreement") dated as of [Date of Grant] by and between The Lamson & Sessions Co., an Ohio corporation (the "Company"), and [Optionee Name], a Non-Employee Director of the Company (the "Optionee").

                                   WITNESSETH:

                  WHEREAS, Section 9(a)(i) of the Lamson & Sessions Co. 1998 Incentive Equity Plan (As Amended and Restated as of April 30, 2004) (the " Plan") provides for the automatic annual grant of options to purchase Common Shares of the Company ("Common Shares") to Non-Employee Directors of the Company on the Monday following the Company's annual meeting of shareholders, subject to the terms and conditions of the Plan;

                  WHEREAS, the execution of a Non-Qualified Stock Option Agreement substantially in the form hereof has been authorized by a resolution of the Governance, Nominating and Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board") duly adopted on April 29, 2004 and ratified by the Committee on May 28, 2004; and

                  NOW, THEREFORE, the Company hereby grants to the Optionee this Non-Qualified Stock Option (this "Option") to purchase Four thousand Common Shares (4,000) Common Shares, at a purchase price of [Dollars and 000/1000 [$____]] per share (the "Option Price"), which is the Market Value Per Share on the Date of Grant. The Company agrees to cause certificates for any Common Shares purchased hereunder to be delivered to the Optionee upon payment of the Option Price in full, all subject, however, to the terms and conditions of the Plan and the terms and conditions hereinafter set forth. This Option is intended to be a non-qualified stock option and shall not be treated as an "incentive stock option" within the meaning of that term under Section 422 of the Code, or any successor provision thereto.

1. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Plan, unless the context clearly indicates otherwise. For purposes of this Agreement, the following additional terms are defined as set forth below:

         (a) "Retirement" means termination of service on the Board after reaching 70 years of age.

2. VESTING OF OPTION. This Option (until terminated or exercised as hereinafter provided) shall be exercisable on the first anniversary of the Date of Grant if during the one-year period commencing on the Date of Grant and ending on the first anniversary thereof, the Optionee shall continue to serve as a Director of the Company. To the extent then exercisable, this Option may be exercised in whole or in part from time to time.

3. ACCELERATION OF OPTION. Notwithstanding Section 2 of this Agreement, upon a "Change in Control" as defined in Section 14 of the Plan and upon termination of employment of the Optionee's service as a Director of the Company by reason of the Optionee's death, disability or Retirement, this Option shall become immediately exercisable and vested in full.

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4.       TERMINATION OF OPTION. This Option, to the extent not exercisable at such time, shall terminate contemporaneously with the termination of the Optionee's service on the Board. Notwithstanding any other provision of this Agreement, this Option, to the extent exercisable upon the date of the termination of the Optionee's service on the Board, shall terminate upon the earliest to occur of the following:

         (a) 90 days following the date of the Optionee's termination of service on the Board, if such termination of service is other than by reason of the Optionee's death, disability or Retirement;

         (b) 36 months from the date of the Optionee's termination of service on the Board, if such termination is by reason of the Optionee's Retirement;

         (c) one year from the date of the Optionee's termination of service on the Board, if such service on the Board is by reason of the Optionee's death or disability; or

         (d) the close of business on [Expiration Date], which is ten years from the Date of Grant.

5.       TRANSFERABILITY OF OPTION.

         (a) Except as provided in Section 5(b) below, this Option is not transferable by the Optionee other than by will or the laws of descent and distribution, and is exercisable, during the lifetime of the Optionee only by the Optionee, or in the event of the Optionee's legal incapacity, by the Optionees's guardian or legal representative acting in a fiduciary capacity on behalf of the Optionee under state law and court supervision, subject to the provisions of Section 4 hereof.

         (b) Notwithstanding Section 5(a) above, this Option is transferable by the Optionee, with the prior consent of the Committee, without payment of consideration therefor by the transferee, to any one or more of the Family Members of the Optionee, except that (i) no such transfer will be effective unless reasonable prior notice of such transfer is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that have been made applicable to such transfer by the Company or the Committee and (ii) any such transferee shall be subject to the same terms and conditions under the Plan and this Agreement as the Optionee. For purposes of this Section 5(b), "Family Member" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent of the voting interest.

6. CONTINUITY OF SERVICE ON THE BOARD. If the Optionee becomes an employee of the Company or any Subsidiary after the Date of Grant while remaining a member of the Board, any Options held under the Plan by the Optionee at the time of commencement of such employment shall not be affected thereby.

7.       NOTICE AND MANNER OF PAYMENT.

         (a) This Option may be exercised by giving written notice to the Company specifying the number of Common Shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by (i) certified or official bank check, (ii) in nonforfeitable unrestricted Common Shares that are already owned by the Optionee for at least six months, or (iii) a combination of 7(a)(i) and (ii).

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         (b)      Any notice to the Company provided for herein shall be in
writing to the Company, marked Attention: Corporate Secretary at The Lamson & Sessions Co., 25701 Science Park Drive, Cleveland, Ohio 44122, and any notice to the Optionee shall be addressed to said Optionee at his or her address currently on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when hand delivered, or five (5) business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three (3) business days after having been sent by a nationally recognized overnight courier service such as Federal Express, UPS or DHL, addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified, except that notices of changes of address shall be effective only upon receipt.

8. INTERPRETATION AND ADMINISTRATION OF THE PLAN. The Committee shall have authority to interpret the provisions of this Agreement and the Plan, to adopt, alter and repeal such administrative rules, guidelines, and practices governing the Plan as it shall, from time to time, deem advisable, and to otherwise supervise the administration of the Plan. All decisions made in good faith by the Committee pursuant to the provisions hereof shall be made in the Committee's sole discretion and shall be final and binding on all persons.

9. COMPLIANCE WITH LAW. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however,
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that notwithstanding any other provision of this Agreement, this Option shall not be exercisable if the exercise thereof would result in a violation of any such law.

10. ADJUSTMENTS. The Committee shall make or provide for such adjustments in the number of Common Shares covered by this Option, in the Option Price applicable to such Option, and in the kind of shares covered thereby, as the Committee may determine is equitably required to prevent dilution or enlargement of the Optionee's rights that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee may provide in substitution for this Option such alternative consideration as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of this Option.

11. AVAILABLE SHARES. The Company shall at all times until the expiration of this Option, reserve and keep available, either in its treasury or out of its authorized but unissued shares of Common Stock, the full number of Common Shares deliverable upon the exercise of this Option.

12. AMENDMENTS. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights
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of the Optionee under this Agreement without the Optionee's consent.

13. RIGHTS AS A SHAREHOLDER. The Optionee shall have none of the rights of a shareholder with respect to the shares of Common Stock subject to this Option until such shares are issued to the Optionee upon exercise of this Option.

14. SEVERABILITY. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

15. RELATION TO PLAN. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistent provisions between this Agreement and the Plan, the Plan shall govern. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions that arise in connection with this Option or its exercise.

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16.      SUCCESSORS AND ASSIGNS. Without limiting Section 5 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Optionee, and the successors and assigns of the Company.

17. GOVERNING LAW. The interpretation, performance, and enforcement of this Agreement shall be governed by the internal substantive laws of the State of Ohio, without giving effect to the principles of conflict of laws thereof.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer as of the day and year first above written.

                                            THE LAMSON & SESSIONS CO.

                                            By:______________________________
                                                     John B. Schulze
                                                 Chairman of the Board and
                                                  Chief Executive Officer

         The undersigned Optionee hereby acknowledges receipt of an executed original of this Agreement and accepts this Option granted thereunder, and the terms and conditions set forth in this Agreement.

                                            _________________________________
                                                     [Optionee's Name]

                                            Dated: __________________________

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